UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

RedEnvelope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50387	33-0844285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 New Montgomery Street

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 371-9100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2008, Philip E. Neri was appointed by the board of directors of RedEnvelope, Inc. (the “Company”) to serve as the Company’s Chief Financial Officer (“CFO”). Mr. Neri has served as the Company’s Vice President of Finance since December 2006, and as the Company’s Director of Finance from July 2005 to December 2006. Prior to his employment with the Company, Mr. Neri served as the Director of Finance of Restoration Hardware, Inc. from June 2004 to June 2005. Mr. Neri served as acting Chief Financial Officer of Gump’s Corp. from June 2002 to June 2004. From March 1997 to June 2002, Mr. Neri held several positions at Williams-Sonoma, Inc. including Senior Finance Manager, Retail Planning Manager and Senior Financial Analyst. Mr. Neri holds an M.B.A. from University of Notre Dame and a B.A. in Economics from University of California, Los Angeles. Mr. Neri is 38 years old.

Mr. Neri will replace William T. Gochnauer who has been serving as the Company’s Interim Chief Financial Officer since December 2006. Mr. Gochnauer will continue to serve as an advisor to the Company and will also provide certain additional consulting services to the Company.

The Company issued a press release on March 18, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item	9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 18, 2008	REDENVELOPE, INC.

	By:	/s/ John Pound
John Pound Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press release dated March 18, 2008.